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                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Times Mirror Company 1996 Management Incentive Plan; The Times Mirror Company 1996 Employee Stock Option Plan; The Times Mirror Company 1996 Employee Stock Purchase Plan; and The Times Mirror Company Non-Employee Directors Stock Plan of our report dated February 1, 1995, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                                 ERNST & YOUNG LLP

Los Angeles, California
December 21, 1995